Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
 2011 FIRST QUARTER FINANCIAL RESULTS

KILGORE, Texas, May 4, 2011 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the first quarter ended March 31, 2011.

Martin Midstream Partners L.P. (“the Partnership”) reported net income for the first quarter of 2011 of $7.1 million, or $0.30 per limited partner unit.  This compared to net income for the first quarter of 2010 of $1.8 million, or $0.04 per limited partner unit.  Revenues for the first quarter of 2011 were $283.0 million compared to $242.7 million for the first quarter of 2010.

For the quarter ended March 31, 2011, net income was negatively impacted by $0.5 million, or $0.02 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that are subject to mark-to-market accounting,

The Partnership’s distributable cash flow for the first quarter of 2011 was $12.5 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership’s consolidated financial statements as of and for the quarter ended March 31, 2011 and certain prior periods.  These financial statements should be read in conjunction with the information contained in the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 4, 2011.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “The Partnership’s distributable cash flow coverage as viewed on a trailing twelve-month basis remains healthy.  Further, our outlook is strong given the additional cash flow we anticipate in the coming quarters.  On that basis, our board of directors voted to increase our distribution to unit holders for the second consecutive quarter.  Looking ahead, our new ammonium sulfate plant came on line in mid-March of this year.  Built on a low cost multiple, we expect strong performance from this new asset given the high demand from agricultural sources.  Elsewhere, we have begun to conceptualize logistic chains for customers who expect high future liquid transport needs from Eagle Ford shale production.  We believe we can play a meaningful role given our terminalling assets and marine transportation expertise.

Now, let me discuss our first quarter coverage of .84 times.  Although this is below our expectations, we can reconcile the performance back to our forecast and affirm that the Partnership is well-positioned for stronger coverage in coming quarters.  Several factors were present during the quarter that adversely affected our distributable cash flow.  First, our maintenance capital expenditures of approximately $7.3 million in the first quarter reflects nearly half of the anticipated expenditures for 2011.  As previously mentioned, we have forecasted abnormally high maintenance expenditures for the year driven primarily from our marine equipment.  During 2011, our entire off-shore barge fleet has scheduled or completed regulatory dry-docking work-overs.  To date, approximately two-thirds of the marine equipment work-overs have been completed.  Secondly, our terminalling and storage segment experienced a weaker than expected quarter due to higher than expected operating expenses for our specialty terminals. Also, we experienced lower than anticipated through-put volumes at our marine shore base terminals as a result of weaker offshore drilling activity.  Activity levels during the quarter improved due to increases in new deep water offshore permits issued by BOEMER.  Through-put volumes have been stronger during March and April as the overall Gulf of Mexico activity increases coming out of the winter months.

    In conclusion, I am pleased to announce that in mid-April, we successfully closed a new upsized revolving credit facility.  We saw very good demand in the bank market and were able to achieve improved pricing and structure.  We expect the new credit facility will have a positive impact on our distributable cash flow of approximately $2.0 million annualized versus our previous bank facility.  The facility gives MMLP ample liquidity and flexibility for continued growth.”

Investors’ Conference Call

An investor’s conference call to review the first quarter results will be held on Thursday, May 5, 2011, at 8:00 a.m. Central Time.  The conference call can be accessed by calling (877) 878-2695.  An audio replay of the conference call will be available by calling (800) 642-1687 from 11:00 a.m. Central Time on May 5, 2011 through 10:59 p.m. Central Time on May 19, 2011.  The access codes for the conference call and the audio replay are as follows:  Conference ID No. 63291052.  The audio replay of the conference call will also be archived on the Partnership’s website at www.martinmidstream.com.

About Martin Midstream Partners

Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements.  While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors.  A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission.  Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership reports its financial results in accordance with United States generally accepted accounting principles (GAAP).  However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of Partnership’s cash available to pay distributions.  Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP.  Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, the Partnership has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

    The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. The Partnership calculates distributable cash flow as follows: net income (as reported in statements of operations), plus depreciation and amortization, amortization of debt discount and amortization of deferred debt issue costs (as reported in statements of cash flows), less deferred taxes (as reported in statements of cash flows), less payments of installment notes payable and capital lease obligations expenditures (as reported in statements of cash flows), plus distribution equivalents from unconsolidated entities (as described below), less invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), plus non-cash mark-to-market on derivatives (as reported in statements of cash flows), less payments for plant turnaround costs (as reported in statements of cash flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2011), plus unit-based compensation (as reported in statements of changes in capital).

    The Partnership’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows).  For the quarter ended March 31, 2011, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.1 million and $3.9 million, respectively.

    The Partnership’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011).  For the quarter ended March 31, 2011, the Partnership’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were ($3.7) million and $2.2 million, respectively.

    Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com, or

    Joe McCreery,
    Vice President - Finance and Head of Investor Relations,
    Martin Midstream Partners L.P.
    Phone (903) 812-7989
    joe.mccreery@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2011 (Unaudited)	December 31, 2010 (Audited)
Assets
Cash	$10,819	$11,380
Accounts and other receivables, less allowance for doubtful accounts of $2,576 and $2,528, respectively	94,699	95,276
Product exchange receivables	5,254	9,099
Inventories	50,296	52,616
Due from affiliates	9,229	6,437
Fair value of derivatives	2,138	2,142
Other current assets	3,245	2,784
Total current assets	175,680	179,734

Property, plant and equipment, at cost	684,413	632,456
Accumulated depreciation	(210,627)	(200,276)
Property, plant and equipment, net	473,786	432,180

Goodwill	37,268	37,268
Investment in unconsolidated entities	100,236	98,217
Deferred debt costs	12,357	13,497
Other assets, net	25,851	24,582
	$825,178	$785,478
Liabilities and Partners’ Capital
Current portion of capital lease obligations	$1,148	$1,121
Trade and other accounts payable	80,504	82,837
Product exchange payables	19,703	22,353
Due to affiliates	11,271	6,957
Income taxes payable	1,037	811
Fair value of derivatives	1,093	282
Other accrued liabilities	13,333	10,034
Total current liabilities	128,089	124,395

Long-term debt and capital leases, less current maturities	344,655	372,862
Deferred income taxes	8,210	8,213
Fair value of derivatives	5,064	4,100
Other long-term obligations	1,947	1,102
Total liabilities	487,965	510,672

Partners’ capital	337,117	273,387
Accumulated other comprehensive income	96	1,419
Total partners’ capital	337,213	274,806
Commitments and contingencies
	$825,178	$785,478

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2011.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
 (Unaudited)
 (Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2011	2010
Revenues:
Terminalling and storage *	$18,123	$16,041
Marine transportation *	19,399	17,877
Sulfur services	2,850	—
Product sales: *
Natural gas services	167,211	165,229
Sulfur services	56,908	34,409
Terminalling and storage	18,545	9,120
	242,664	208,758
Total revenues	283,036	242,676

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	158,204	157,664
Sulfur services *	44,442	24,735
Terminalling and storage	16,560	8,446
	219,206	190,845
Expenses:
Operating expenses *	34,349	29,195
Selling, general and administrative *	5,028	5,270
Depreciation and amortization	11,183	9,905
Total costs and expenses	269,766	235,215
Other operating income	—	102
Operating income	13,270	7,563
Other income (expense):
Equity in earnings of unconsolidated entities	2,376	2,176
Interest expense	(8,402)	(8,003)
Other, net	60	60
Total other income (expense)	(5,966)	(5,767)
Net income before taxes	7,304	1,796
Income tax benefit (expense)	(223)	(25)
Net income	$7,081	$1,771

General partner’s interest in net income	$1,224	$863
Limited partners’ interest in net income	$5,580	$631

Net income per limited partner unit – basic and diluted	$0.30	$0.04

Weighted average limited partner units - basic	18,760,861	17,708,165
Weighted average limited partner units - diluted	18,761,611	17,709,027

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2011.

*Related Party Transactions Included Above
Revenues:
Terminalling and storage	$12,938	$10,694
Marine transportation	6,565	6,060
Product Sales	5,399	307
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	23,205	18,706
Sulfur services	4,152	3,317
Expenses:
Operating expenses	12,042	10,633
Selling, general and administrative	3,031	1,802

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

Partners’ Capital
	Common		Subordinated		General Partner	Accumulated Comprehensive Income
	Units	Amount	Units	Amount	Amount	Amount	Total
	(Dollars in thousands)

Balances – January 1, 2010	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$264,951

Net Income	—	908	—	—	863	—	1,771

Reconigtion of beneficial conversion feature	—	(277)	—	277	—	—	—

Follow-on public offering	1,650,000	50,530	—	—	—	—	50,530

General partner contribution	—	—	—	—	1,089	—	1,089

Cash distributions	—	(12,043)	—	—	(1,121)	—	(13,164)

Unit-based compensation	—	27	—	—	—	—	27

Adjustment in fair value of derivatives	—	—	—	—	—	2,512	2,512

Balances – March 31, 2010	17,707,832	$284,828	889,444	$16,890	$5,562	$436	$307,716

Balances – January 1, 2011	17,707,832	$250,785	889,444	$17,721	$4,881	$1,419	$274,806

Net Income	—	5,857	—	—	1,224	—	7,081

Recognition of beneficial conversion feature	—	(277)	—	277	—	—	—

Follow-on public offering	1,874,500	70,329	—	—	—	—	70,329

General partner contribution	—	—	—	—	1,505	—	1,505

Cash distributions	—	(13,458)	—	—	(1,416)	—	(14,874)

Unit-based compensation	9,100	36	—	—	—	—	36

Purchase of treasury units	(9,100)	(347)	—	—	—	—	(347)

Adjustment in fair value of derivatives	—	—	—	—	—	(1,323)	(1,323)

Balances – March 31, 2011	19,582,332	$312,925	889,444	$17,998	$6,194	$96	$274,806

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2011.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$7,081	$1,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,183	9,905
Amortization of deferred debt issuance costs	1,140	1,467
Amortization of debt discount	88	6
Deferred taxes	(3)	(147)
Gain on sale of property, plant and equipment	—	(102)
Equity in earnings of unconsolidated entities	(2,376)	(2,176)
Distributions in-kind from equity investments	3,948	3,741
Non-cash mark-to-market on derivatives	456	(3,142)
Other	36	27
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	577	3,306
Product exchange receivables	3,845	3,871
Inventories	2,320	1,560
Due from affiliates	(2,792)	(2,271)
Other current assets	(461)	(1,331)
Trade and other accounts payable	(2,333)	(525)
Product exchange payables	(2,649)	(2,526)
Due to affiliates	4,314	(454)
Income taxes payable	226	286
Other accrued liabilities	3,299	(1,898)
Change in other non-current assets and liabilities	155	(20)
Net cash provided by operating activities	28,054	11,348
Cash flows from investing activities:
Payments for property, plant and equipment	(14,874)	(3,475)
Acquisitions	(36,500)	—
Payments for plant turnaround costs	(1,995)	(1,043)
Proceeds from sale of property, plant and equipment	—	625
Investment in unconsolidated entities	—	(20,110)
Return of investments from unconsolidated entities	60	115
Distributions from (contributions to) unconsolidated entities for operations	(3,651)	(568)
Net cash used in investing activities	(56,960)	(24,456)
Cash flows from financing activities:
Payments of long-term debt	(101,500)	(284,127)
Payments of notes payable and capital lease obligations	(268)	—
Proceeds from long-term debt	73,500	273,093
Net proceeds from follow on offering	70,329	50,530
Treasury units purchased	(347)	—
General partner contribution	1,505	1,089
Payments of debt issuance costs	—	(6,969)
Cash distributions paid	(14,874)	(13,164)
Net cash provided by financing activities	28,345	20,452
Net increase (decrease) in cash	(561)	7,344
Cash at beginning of period	11,380	5,956
Cash at end of period	$10,819	$13,300

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2011.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)
Three Months Ended March 31, 2011

Net income	$7,081

Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	11,183
Amortization of debt discount	88
Amortization of deferred debt issuance costs	1,140
Deferred taxes	(3)
Payments of installment notes payable and capital lease obligations	(268)
Distribution equivalents from unconsolidated entities1	4,008
Invested cash in unconsolidated entities2	(1,486)
Equity in earnings of unconsolidated entities	(2,376)
Non-cash mark-to-market on derivatives	456
Payments for plant turnaround costs	(1,995)
Maintenance capital expenditures	(5,355)
Unit-based compensation	36
Distributable cash flow	$12,509

1 Distribution equivalents from unconsolidated entities: Distributions from unconsolidated entities	$—
Return of investments from unconsolidated entities	60
Distributions in-kind from equity investments	3,948
Distributions equivalents from unconsolidated entities	$4,008

2 Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(3,651)
Expansion capital expenditures in unconsolidated entities	2,165
Invested cash in unconsolidated entities	$(1,486)